UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2011 (February 22, 2011)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K dated June 18, 2010, or the June 18th Current Report, filed by Government Properties Income Trust, or GOV, we or us, we entered into a series of purchase and sale agreements, dated as of June 14, 2010, or the Purchase Agreements, for the purchase of 15 properties that are majority leased to government tenants, or the CWH Government Buildings, from certain subsidiaries of CommonWealth REIT, or CWH.  The Purchase Agreements were more fully described in the June 18th Current Report.  Financial statements and pro forma financial information required by Items 9(a) and (b) of Form 8-K in connection with the matters reported in the June 18th Current Report were reported by us in our Current Report on Form 8-K/A dated July 2, 2010 and our Current Report on Form 8-K/A dated August 4, 2010, or the August 4th Current Report.  We previously reported the completion of our acquisition of the last five CWH Government Buildings in our Current Report on Form 8-K dated September 17, 2010.

On December 30, 2010, we acquired an office building located in Trenton, New Jersey, or One State Street Square, which is referred to in Item 9.01 below.

We are filing this Current Report on Form 8-K, or this Report, to provide (i) the Statement of Revenues and Certain Operating Expenses of One State Street Square for the nine months ended September 30, 2010 (unaudited) and for the year ended December 31, 2009, pursuant to the requirements of Rule 3-14 of Regulation S-X, and (ii) pro forma financial data for us, which includes the CWH Government Buildings and One State Street Square, as well as other transactions we have completed.

Information Regarding Certain Relationships

We were organized as a wholly owned subsidiary of CWH to concentrate the ownership of certain CWH properties that are majority leased to government tenants and to expand such investments.  In June 2009, we issued common shares in our initial public offering, or IPO, and became a separate publicly owned company.  CWH currently owns approximately 24.6% of our outstanding common shares.  Upon completion of our IPO, we and CWH entered into a transaction agreement in which, among other things, CWH granted us the right of first refusal to acquire any property owned by CWH that CWH determines to divest, if the property is then majority leased to a government tenant.  Since our IPO, we have acquired 15 properties from CWH.

We and CWH have business management and property management agreements with Reit Management & Research LLC, or RMR.  One of our Managing Trustees, Barry M. Portnoy, is Chairman and majority owner of RMR.  Adam D. Portnoy, our other Managing Trustee and formerly our President, owns the remainder of RMR, is a director, President and Chief Executive Officer of RMR and is President of CWH.  Our executive officers and the other executive officers of CWH are also officers of RMR, and Mark L. Kleifges, our Treasurer and Chief Financial Officer, also serves as treasurer and chief financial officer of HPT, another public company to which RMR provides management services.  Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including

1

CWH, and Mr. Adam Portnoy serves as a managing trustee of some of those companies, including CWH.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other shareholders of AIC are RMR and five other companies to which RMR provides management services, including CWH, and all of our Trustees and nearly all of the trustees and directors of the other shareholders of AIC are also directors of AIC.  In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer.

For more information about the relationships among us, our Trustees and executive officers, RMR, CWH, AIC and other companies to which RMR provides management services, and risks which may arise from these relationships, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (including the sections captioned “Business,” “Risk Factors” (as such section was revised and updated in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions”), our Proxy Statement dated February 22, 2010 relating to our 2010 Annual Shareholders Meeting (including the information regarding our Trustees and executive officers in that Proxy Statement and the section captioned “Related Person Transactions and Company Review of Such Transactions”), our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions”), the June 18th Current Report and our Current Reports on Form 8-K dated January 10, 2011 and January 11, 2011.

Item 9.01. Financial Statements and Exhibits.

This Report includes (i) the Statement of Revenues and Certain Operating Expenses of One State Street Square for the nine months ended September 30, 2010 (unaudited) and for the year ended December 31, 2009, pursuant to the requirements of Rule 3-14 of Regulation S-X, and (ii) unaudited pro forma financial data for us, which includes the CWH Government Buildings and One State Street Square, as well as other transactions we have completed.  These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences could result from, among other considerations, future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, and changes in property level revenues including rents expected to be received on leases in place or signed during and after 2010.  Consequently, amounts presented in the unaudited pro forma financial statements related to these transactions are likely to be different than actual future results.

2

(a) Financial Statements of Businesses Acquired.

We have previously filed with the August 4th Current Report, the Combined Statements of Revenues and Certain Operating Expenses for the CWH Government Buildings, for the six month periods ended June 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007, along with the related Notes to Combined Statements of Revenues and Operating Expenses.

We herewith file the following additional financial statements:

Statement of Revenues and Certain Operating Expenses of One State Street Square

The historical financial statements listed above present results of operations of One State Street Square during the periods prior to their acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which are not comparable to the expected future operation by us.

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010	F-6
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended September 30, 2010	F-7
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2009	F-8
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-9

(d) Exhibits.

23.1    Consent of Ernst & Young LLP (filed herewith)

3

Report of Independent Auditors

To the Board of Trustees

Government Properties Income Trust

We have audited the accompanying statement of revenues and certain operating expenses of One State Street Square for the year ended December 31, 2009. This financial statement is the responsibility of One State Street Square’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Government Properties Income Trust as described in Note 1, and is not intended to be a complete presentation of One State Street Square’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of One State Street Square for the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

Boston, Massachusetts	/s/ Ernst & Young LLP
February 16, 2011

One State Street Square

Statement of Revenues and Certain Operating Expenses

	For the Nine Months Ended September 30, 2010	For the Year Ended December 31, 2009
	(unaudited)
Revenues:
Rental income	$3,870,220	$5,577,148
Reimbursement from tenants and other income	1,389,774	2,315,981
	5,259,995	7,893,129

Certain operating expenses:
Rental property operating expenses	2,266,649	2,792,405
Real estate taxes and insurance	613,226	887,981
General and administrative	28,115	51,879
	2,907,990	3,732,265
Revenues in excess of certain operating expenses	$2,352,004	$4,160,864

See accompanying notes.

One State Street Square

Notes to Statement of Revenues and Certain Operating Expenses

Nine months ended September 30, 2010 (unaudited) and year ended December 31, 2009

1.                                      General Information and Summary of Significant Accounting Policies

Prior to December 30, 2010, State Street Square Urban Renewal Partners-I, State Street Square Urban Renewal Partners-II and State Street Square Partners-III, all New Jersey general partnerships, or the Sellers, owned and operated three properties in Trenton, New Jersey: an office building located at 50 West State Street and its related parking garage located at 35 Chancery Lane and parking lots located on West Hanover Street, Barnes Street and North Willow Street, respectively.  These properties are collectively referred to as One State Street Square or the Properties.   On December 30, 2010, Government Properties Income Trust, or GOV, acquired the Properties from the Sellers and assumed management and ownership responsibilities.

The accompanying financial statement has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of GOV.  Accordingly, certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded.  Excluded expenses consist of depreciation and amortization, interest expense and other costs not directly related to the future operations of the Properties.

Use of Estimates - Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires the Sellers’ management to make estimates and assumptions that may affect the amounts reported in this financial statement and accompanying notes.  Actual results could differ from those estimates.

Rental Revenues - Tenant leases are accounted for as operating leases.  Rental income is recognized on a straight line basis over the term of the related leases.

Reimbursements from Tenants - Reimbursements from tenants of operating expenses and real estate taxes are recognized as income when they become billable to the tenants.

Repairs and Maintenance - Expenditures for repairs and maintenance are expensed as incurred.

One State Street Square

Notes to Statement of Revenues and Certain Operating Expenses (continued)

Nine months ended September 30, 2010 (unaudited) and year ended December 31, 2009

2.                                      Leases

The Sellers, as lessor, have entered into non-cancelable operating leases at the Properties. These leases were assumed by GOV when the Properties were acquired. Minimum future rentals under the leases in effect at December 31, 2009, are summarized as follows:

Year

2010	$4,769,357
2011	4,659,295
2012	4,525,280
2013	4,303,208
2014	4,045,105
Thereafter	15,709,626
$38,011,871

The leases at the Properties are generally for terms greater than one year and for no more than 9 years and provide for operating expense and real estate tax escalations.

As of December 31, 2009 and September 30, 2010, one tenant comprised approximately 64.6% and 68.4% of the rental income, respectively.

GOVERNMENT PROPERTIES INCOME TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2010, reflects the financial position of Government Properties Income Trust, or we, us or our, as if the transactions described in the footnotes to the unaudited pro forma condensed consolidated balance sheet were completed on September 30, 2010.  The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2010, and the year ended December 31, 2009, present our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated statements of income were completed on January 1, 2009.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the nine months ended September 30, 2010, included in our Quarterly Report on Form 10-Q filed on November 2, 2010 with the Securities and Exchange Commission, or SEC, our financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K filed on February 22, 2010 with the SEC, and the financial statements included in our Current Reports on Form 8-K/A filed on July 2, 2010 and on August 4, 2010 with the SEC.

We were formed in February 2009 as a wholly owned subsidiary of CommonWealth REIT, or CWH.  In connection with our formation, CWH invested $5,000,000 in us and we issued 9,950,000 common shares, $0.01 par value per share, or common shares, to CWH.  In January 2010, we sold 9,775,000 common shares in a public offering.  In August 2010, we sold 9,200,000 common shares in a public offering.  As of September 30, 2010, CWH owned 24.6% of our outstanding common shares.

The unaudited pro forma condensed consolidated financial statements assume our acquisition of 15 properties that are majority leased to government tenants from certain subsidiaries of CWH, or the CWH Government Buildings, for $231 million, excluding acquisition costs. As of September 30, 2010, we have purchased all 15 CWH Government Buildings, which were financed with available cash and borrowings under our then existing $250 million secured revolving credit facility, or the Revolving Credit Facility.  These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and upon completion of the long term financing for these acquisitions our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in the pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the expected results of operations for any future period. Differences could result from, among other considerations, future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, and changes in property level revenues including rents expected to be received on leases in place or signed during and after 2010. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements related to these transactions.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2010

(dollars in thousands)

	Historical (A)	Acquisitions Since September 30, 2010 (B)	Pro Forma

ASSETS
Real Estate Properties:
Land	$137,674	$6,100	$143,774
Buildings and improvements	781,185	49,977	831,162
	918,859	56,077	974,936
Accumulated depreciation	(125,479)	—	(125,479)
	793,380	56,077	849,457
Acquired real estate leases, net	55,129	7,626	62,755
Cash and cash equivalents	2,314	—	2,314
Restricted cash	860	—	860
Rents receivable, net	21,052	—	21,052
Deferred leasing costs, net	1,085	—	1,085
Deferred financing costs, net	4,383	—	4,383
Due from affiliates	895	—	895
Other assets, net	19,483	—	19,483
	$898,581	$63,703	$962,284

LIABILITIES
Mortgage notes payable	$35,760	$10,904	$46,664
Revolving credit facility	63,000	49,794	112,794
Accounts payable and accrued expenses	17,467	—	17,467
Due to affiliates	3,467	—	3,467
Acquired real estate lease obligations, net	11,419	3,005	14,424
Shareholders’ equity	767,468	—	767,468
	$898,581	$63,703	$962,284

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended September 30, 2010

(dollars in thousands, except per share amounts)

	Historical (A)	2010 Acquisitions prior to September 30, 2010 (C)	Acquisitions Since September 30,2010 (D)	Financing (E)	Pro Forma

Rental Income	$80,040	$30,145	$6,879	$—	$117,064

Expenses:
Real estate taxes	8,624	3,466	634	—	12,724
Utility expenses	6,246	3,476	1,015	—	10,737
Other operating expenses	12,667	5,121	1,704	—	19,492
Depreciation and amortization	16,602	6,204	1,654	—	24,460
Acquisition related costs	4,542	—	842	—	5,384
General and administrative	4,909	943	223	—	6,075
	53,590	19,210	6,072	—	78,877

Operating income	26,450	10,935	807	—	38,192

Interest and other income	80	—	—	—	80
Interest expense	(5,182)	(269)	(458)	(1,201)	(7,110)
Equity in earnings (losses) of an investee	(17)	—	—	—	(17)
Income before income tax expense	21,331	10,666	349	(1,201)	31,145
Income tax expense	(77)	—	—	—	(77)

Net income	$21,254	$10,666	$349	$(1,201)	$31,068

Weighted average shares outstanding	32,265				40,462	(F)

Earnings per share:
Net Income	$0.66				$0.77

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2009

(dollars in thousands, except per share amounts)

	Historical (A)	2009 and 2010 Acquisitions prior to September 30, 2010 (G)	Acquisitions Since September 30, 2010 (H)	Offering and Financing (I)	Pro Forma

Rental Income	$78,957	$57,308	$10,064	$—	$146,329

Expenses:
Real estate taxes	8,546	7,047	927	—	16,520
Utility expenses	6,325	6,596	1,218	—	14,139
Other operating expenses	12,232	10,733	2,182	—	25,147
Depreciation and amortization	15,172	13,337	2,209	—	30,718
Acquisition related costs	1,032	4,542	842	—	6,416
General and administrative	4,058	2,219	298	—	6,575
	47,365	44,474	7,676	—	99,515

Operating income	31,592	12,834	2,388		46,814

Interest and other income	53	—	—		53
Interest expense	(5,556)	(2,288)	(614)	(3,163)	(11,621)
Equity in earnings (losses) of an investee	(15)	—	—	—	(15)
Income before income tax expense	26,074	10,546	1,774	(3,163)	35,231
Income tax expense	(93)	—	—	—	(93)

Net income	$25,981	$10,546	$1,774	$(3,163)	$35,138

Weighted average shares outstanding	15,082				40,434	(J)

Earnings per share:
Net Income	$1.72				$0.87

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

(A)                        We were formed in February 2009 as a wholly owned subsidiary of CWH.  In connection with our formation, CWH invested $5,000,000 in us and we issued 9,950,000 common shares to CWH.  We closed our initial public offering, or IPO, of 11,150,000 common shares in June 2009.  As a wholly owned subsidiary of CWH, we established our Revolving Credit Facility and distributed 100% of the proceeds to CWH.  In January 2010, we sold 9,775,000 common shares in an underwritten public offering.    In August 2010, we sold 9,200,000 common shares in an underwritten public offering.  The net proceeds from the IPO and the 2010 offerings were used to reduce amounts outstanding under our Revolving Credit Facility. In September 2009, May 2010 and September 2010, we issued an aggregate of 31,350, 7,500 and 36,950, respectively, of common shares under our Share Award Plan adopted in 2009 to our trustees and others.  Basic earnings per share equals diluted earnings per share as we have no common share equivalent securities outstanding.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

We have completed the acquisition of all CWH Government Buildings as of September 30, 2010. Accordingly, no pro forma adjustments have been made to our September 30, 2010 balance sheet with respect to the CWH Government Buildings.

(B)                          Represents the effect of the acquisition of one building located in Tampa, FL in October 2010, and one building located in Trenton, NJ in December 2010.  We financed these acquisitions with cash on hand, borrowings under our Revolving Credit Facility, and the assumption of debt as part of the Tampa acquisition.  The pro forma purchase price allocations are as follows (purchase price allocations are estimated for pro forma purposes and the actual allocations may differ):

Property	Purchase Price (1)	Land	Building	Acquired Real Estate Leases	Acquired Real Estate Lease Obligations	Premium on Assumed Debt	Mortgages Assumed
Tampa, FL	$13,500,000	$1,100,000	$11,773,443	$1,851,962	$76,967	$1,148,437	$9,755,143
Trenton, NJ	$46,050,000	5,000,000	38,203,329	5,774,433	2,928,262	—	—
	$59,550,000	$6,100,000	$49,976,772	$7,626,395	$3,005,229	$1,148,437	$9,755,143

(1)          Purchase prices exclude estimated acquisition costs of approximately $842,000 that we expensed and include the assumption of debt.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Nine Months Ended September 30, 2010

(C)                          Represents the revenues and operating expenses of our 20 acquisitions in the nine months ended September 30, 2010 for the period from January 1, 2010 to the dates of their acquisition.  Real estate taxes, utility expenses and certain other operating expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with Reit Management & Research LLC, or RMR.  Details of these acquisitions are as follows:

Date Acquired	Property	Purchase Price (1)
January 2010	Lakewood, CO	$28,709,556
February 2010	Landover, MD	$43,650,000
April 2010	Burlington, VT	$9,700,000

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

April 2010	Detroit, MI	$21,300,000
May 2010	Malden, MA	$40,500,000
June 2010	Safford, AZ	$12,558,777
June 2010	Kansas City, KS	$13,111,560
June 2010	Stoneham, MA	$14,708,694
July 2010	Savannah, GA	$3,348,114
July 2010	Albuquerque, NM	$2,393,853
July 2010	San Diego, CA	$16,481,850
July 2010	Tucson, AZ	$2,884,266
July 2010	Minneapolis, MN	$23,230,746
August 2010	Boston, MA	$23,812,866
August 2010	Washington, DC	$51,503,529
September 2010	Oklahoma City, OK	$8,302,140
September 2010	Riverdale, MD	$41,731,305
September 2010	Memphis, TN	$9,814,959
September 2010	Columbia, SC	$3,927,462
September 2010	Columbia, SC	$3,189,879

(1)          Purchase prices exclude acquisition costs and include the assumption of debt.

(D)                         Represents the effect on revenues and operating expenses for the nine months ended September 30, 2010 of the historical results of the acquisitions described in Note (B) above.  Rental income for these properties includes a non-cash, straight line rent increase in rental income of approximately $90,000.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the associated leases. Non-cash, net above and below market lease amortization increased rental income by approximately $235,000. We compute depreciation and amortization on a straight line basis over estimated useful lives ranging up to a 40 year life for building and improvements. Acquisition costs are estimated. General and administrative expense is based upon our contractual obligation under our business management agreement with RMR.

(E)                           Represents an adjustment to interest expense due to additional pro forma borrowings of $49,794 and interest expense on our total pro forma borrowings of $112,794 at our weighted average interest rate for the nine months ended September 30, 2010 of 4.12% plus the amortization of the related deferred financing fees.

(F)                           For 2010, the weighted average common shares outstanding of 40,462,173 are calculated as if the shares from our January 2010 offering and our August 2010 offering were outstanding as of January 1, 2010.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2009

(G)                          Represents the revenues and operating expenses of our four acquisitions in 2009 for the period from January 1, 2009 to the dates of their acquisition and for our 20 acquisitions in the nine months ended September 30, 2010 for the period January 1, 2009 to December 31, 2009.  Two of the 2010 acquisitions were not built and occupied for all of 2009.  The property located in Detroit, MI, was completed and occupied in February 2009 and the property located in Burlington, VT was completed and occupied in July 2009.  Real estate taxes, utility expenses and certain other operating expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with RMR.  Acquisition costs are based upon the actual historical expense incurred for the two first quarter 2010 acquisitions. Details of these acquisitions are as follows:

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Date Acquired	Property	Purchase Price (1)
August 2009	Nashua, NH	$18,200,000
December 2009	Sacramento, CA	$40,000,000
December 2009	Sacramento, CA	$15,085,000
December 2009	Arlington Heights, IL	$16,025,000
January 2010	Lakewood, CO	$28,709,556
February 2010	Landover, MD	$43,650,000
April 2010	Burlington, VT	$9,700,000
April 2010	Detroit, MI	$21,300,000
May 2010	Malden, MA	$40,500,000
June 2010	Safford, AZ	$12,558,777
June 2010	Kansas City, KS	$13,111,560
June 2010	Stoneham, MA	$14,708,694
July 2010	Savannah, GA	$3,348,114
July 2010	Albuquerque, NM	$2,393,853
July 2010	San Diego, CA	$16,481,850
July 2010	Tucson, AZ	$2,884,266
July 2010	Minneapolis, MN	$23,230,746
August 2010	Boston, MA	$23,812,866
August 2010	Washington, DC	$51,503,529
September 2010	Oklahoma City, OK	$8,302,140
September 2010	Riverdale, MD	$41,731,305
September 2010	Memphis, TN	$9,814,959
September 2010	Columbia, SC	$3,927,462
September 2010	Columbia, SC	$3,189,879

(1)          Purchase prices exclude acquisition costs and include the assumption of debt.

(H)                         Represents the effect on revenues and operating expenses for the period January 1, 2009 to December 31, 2009 of the historical results of the effect the acquisitions described in Note (B) above.  Rental income for these properties includes a non-cash, straight line rent increase in rental income of approximately $116,000.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the associated leases. Non cash, net above and below market lease amortization increased rental income by approximately $313,000. We compute depreciation and amortization on a straight line basis over estimated useful lives ranging up to a 40 year life for building and improvements. Acquisition costs are estimated. General and administrative expense is based upon our contractual obligation under our business management agreement with RMR.

(I)                              Represents the effect of using the proceeds of our IPO and our January 2010 offering of 9,775,000 common shares, our August 2010 offering of 9,200,000 common shares and the application of the net proceeds therefrom to repay amounts outstanding under our Revolving Credit Facility, thereby reducing interest expense to 5.25%, the weighted average interest rate for the period from April 24, 2009 (effectiveness of our Revolving Credit Facility) to December 31, 2009.

(J)                             For 2009, the weighted average common shares outstanding of 40,434,190 are calculated as if shares from our January 2010 offering and our August 2010 offering were outstanding as of January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated:  February 22, 2011